Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED 2012 INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 1, dated as of July 24, 2025 (this “Amendment”), to the Amended and Restated 2012 Incentive Compensation Plan (as amended, the “Plan”) of Power Solutions International, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, initially made effective as of May 30, 2012;

WHEREAS, the Plan was last amended and restated, effective as of May 26, 2022; and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined, upon recommendation of the Compensation Committee of the Board, it to be in the best interest of the Corporation to extend the Plan’s expiration date to May 26, 2028.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The following sentence shall be inserted before the last sentence of Section 1.1 of the Plan:

“An amendment to the amended and restated Plan was approved by the Board on June 4, 2025, subject to approval by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders.”

2. Section 1.2 of the Plan shall be amended and restated in its entirety to read as follows:

“Duration of the Plan. The Plan shall become effective as of the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) six (6) years from the Effective Date of the Plan. The termination of the Plan pursuant to this Section 1.2 shall not adversely affect any Awards outstanding on the date of such termination.”

3. This Amendment shall be effective as of the date first set forth above.

4. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

[Signature page follows]

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
Name:	William Buzogany
Title:	VP of HR & Sr. Counsel